Exhibit 99.1

FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone authorization authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Instead of mailing your proxy, you can choose one of the two methods outlined below to authorize your proxy. Internet or telephone authorizations must be received by 11:59 p.m., Eastern Time, on [] 2009. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Mark Here for Address Change or Comments SEE REVERSE Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/afn Use the Internet to authorize your proxy. Have your proxy card in hand when you access the web site. ALESCO FINANCIAL INC. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to authorize your proxy. Have your proxy card in hand when you call. If you authorize your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To authorize your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. *EXCEPTIONS (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions Signature Signature Date Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The Proxy Statement and the Annual Report on Form 10-K/A for the year ended December 31, 2008 are available at [] 49366 (This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.) THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4. 1. To approve the issuance of shares of common stock and Series A Voting Convertible Preferred Stock pursuant to the Agreement and Plan of Mergers, dated as of February 27, 2009 and amended on [], 2009, by and among the Company, Cohen Brothers, LLC and Alesco Financial Holdings, LLC (as assignee of Fortune Merger Sub, LLC), (the “Merger Agreement”) and the other transactions contemplated by the Merger Agreement. 2. To approve the Alesco Financial Inc. Cash Bonus Plan. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS INDICATED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE ELECTION OF ALL NINE OF THE DIRECTOR NOMINEES LISTED ABOVE AND FOR PROPOSALS 1, 2 AND 4. In their discretion, the proxies are authorized to vote upon such other matters which may properly come before the annual meeting or any adjournments or postponements thereof. 3. To elect nine directors to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualify, 4. To adjourn the annual meeting to a later date or dates to solicit additional proxies for any or all of the foregoing items. 01 Rodney E. Bennett 02 Marc Chayette 03 Daniel G. Cohen 04 Thomas P. Costello 05 G. Steven Dawson 06 Jack Haraburda 07 James J. McEntee, III 08 Lance Ullom 09 Charles W. Wolcott FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 49366 ALESCO FINANCIAL INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2009 The undersigned stockholder of ALESCO FINANCIAL INC., a Maryland corporation (the “Company”), hereby appoints James J. McEntee, III and John J. Longino, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2009 annual meeting of stockholders to be held on [], 2009 at [] local time, at the Company’s headquarters located at Cira Centre, 2929 Arch Street, Mezzanine, Philadelphia, Pennsylvania 19104, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying proxy statement/prospectus, the terms of each of which are incorporated by reference herein, and revokes any proxy previously given with respect to such meeting. Whether or not you expect to attend in person, we urge you to authorize your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will help to ensure the presence of a quorum at the meeting. Promptly authorizing your proxy will save the Company the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed if you wish to authorize your proxy by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your vote by proxy is revocable at your option. (Continued, and to be marked, dated and signed, on the other side)